Exhibit 99.6
(English Translation)

State Intellectual Property Office of the People’s Republic of China

Zip Code: NULL NULL NULL NULL	Date of Issuance: April 30, 2010
Patent Licensing Agreement Record Number: 2009210000185

Certificate of Patent Licensing Agreement Record

Patent Application Number	2005100469119		Patent Life
Patent Name	A Type of Lead-free Soft Solders Mixed with Rare Earth and Its Preparation Method		16 years
Patent Application Number
Patent Name
Patent Application Number
Patent Name
Record Parties	Grantor	Shenyang Industry University	Record Filing Date
	Assignee	Liaoning Creative Bellows Co., Ltd.
License Type	☒ Exclusive License ☐ Solo License ☐ General License		August 12, 2009
☐ Cross License ☐ Sublicense
Licensing Fee	Renminbi	10 (Ten Thousand Yuan)
In Total	Foreign Currency	0 (Ten Thousand USD)

1.       According to Article Fifteen of Implementation Regulation of the Patent Law, the aforesaid patent licensing agreement has been examined and is hereby approved for record for its compliance.  Pursuant to the Regulation, Sate Intellectual Property Office will publish it in Volume 00 Issue 00 of the Patent Gazette.

2.       The filing date of the record is August 12, 2009.

3.       The term of agreement is from July 15, 2008 to December 31, 2016.

Examiner: Li, Jie		Examining Department

April 30, 2010	Stamp in Circle	State Intellectual Property Office
Stamp for Patent Licensing
Agreement Record Only

X2004

2008.8

Please Reply to:

State Intellectual Property Office Shenyang Office, 2 Lingdong Street, Huanggu Qu, Shenyang City, Liaoning Provence (Note: All letters and documents sent directly to individual examiner has no legal effect)

State Intellectual Property Office of the People’s Republic of China

Certificate of Patent Licensing Agreement Record [Addendum]

Patent Licensing Agreement Record Number: 2009210000185

Payment: ¥60,000 payable upon the delivery of information with subsequent sales commission every three month up to ¥100,000.

State Intellectual Property Office of the People’s Republic of China

Zip Code: NULL NULL NULL NULL	Date of Issuance: April 30, 2010
Patent Licensing Agreement Record Number: 2009210000185

Notice of Change to Patent Licensing Agreement Record

An application for Change of Record on April 30, 2010 was submitted by a party to the Record, which conforms to Managing Rules for Patent Licensing Agreement, is hereby approved.

The changes made accordingly are as the following:

Subject of Change:	Termination Date

Before Change:	2010-12-31

After Change:	2016-12-31

Subject of Change:	Performable Term of Contract

Before Change:	Two Years and Five Months

After Change:	Eight Years and Five Months

Subject of Change:	Payment

Before Change:

After Change:	Lump Sum

According to Managing Rules for Patent Licensing Agreement, the change to the patent licensing agreement will be published in Volume ___ Issue ___ of the Patent Gazette.

Examiner: Li, Jie		Examining Department

April 30, 2010	Stamp in Circle	State Intellectual Property Office
Stamp for Patent Licensing
Agreement Record Only

X2004
2008.8

Please Reply to:
State Intellectual Property Office Shenyang Office, 2 Lingdong Street, Huanggu Qu, Shenyang City, Liaoning Provence (Note: All letters and documents sent directly to individual examiner has no legal effect)